Exhibit 99.2

Veritas DGC Inc. Terminates Discussions Relating to Sale of Land Seismic Acquisition Business

HOUSTON, TEXAS - 09/05/06

Veritas DGC Inc. (NYSE: VTS) announced today that on September 4, 2006, it terminated its discussions with Matco Capital Ltd. (Matco) relating to the possible sale of Veritas’s land seismic acquisition business.

Veritas DGC cautions that statements in this release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include statements as to expectations, beliefs and future financial performance, such as statements regarding its business prospects. All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions. These risks and uncertainties are more fully described in Veritas DGC’s reports filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respect from those currently anticipated.

Veritas DGC Inc., headquartered in Houston, Texas, is a leading provider of integrated geophysical information and services to the petroleum industry worldwide.

Contacts:

Veritas DGC Inc.

Mindy Ingle

Investor Relations

(832) 351-8821